                                                                    Exhibit 99.1

                                                            Hathaway Corporation
                                                         8228 Park Meadows Drive
[Hathaway Logo]                                        Littleton, Colorado 80124
                                                             Phone: 303 799-8200
                                                               Fax: 303 799-8880

PRESS RELEASE

                                       RELEASE:  MAY 20, 2002
                                       CONTACT:  RICHARD SMITH OR SUE CHIARMONTE
FOR IMMEDIATE RELEASE               STOCK SYMBOL: HATH (NASDAQ-SMALL CAP MARKET)


                            HATHAWAY REPORTS SALE OF
                         ITS POWER AND PROCESS BUSINESS


DENVER, COLORADO -- Hathaway Corporation (NASDAQ: HATH) announced today it has signed an agreement to sell substantially all of its Power and Process segment to a subsidiary of Danaher Corporation (NYSE: DHR) for $6,550,000 in cash subject to certain closing adjustments. The final closing of the transaction will take place immediately after the shareholders of Hathaway approve the sale at a special shareholders' meeting which will be held as soon as possible but no later than July 2002. Hathaway will recognize a pretax gain on the sale of approximately $2,000,000 subject to certain closing adjustments.

For the nine months ended March 31, 2002 and the year ended June 30, 2001, Hathaway's power and process business being sold achieved revenues of $17,920,000 and $24,894,000, respectively and reported pretax income of $566,000 and $234,000, respectively, before corporate charges. Without the pretax profit of $674,000 and $1,170,000, respectively, from the Company's Chinese joint venture which was sold in early fiscal 2002 and a restructuring charge of $587,000 incurred in fiscal year 2001, the business being sold would have reported pretax losses of $108,000 and $349,000, respectively, before corporate charges.

Hathaway reported consolidated net income for the nine months ended March 31, 2002 and the year ended June 30, 2001 of $144,000 and $1,996,000, respectively. Consolidated revenues for the nine months ended March 31, 2002 and the year ended June 30, 2001 were $31,152,000 and $48,386,000, respectively.

"While we believe there was the opportunity to expand the power and process business in the future, we believe that it is in the best interest of shareholders to embark on a new strategy for the Company," commented Dick Smith, CEO of Hathaway. "This strategy is to focus our efforts on expanding the Company's motion control business. This business has been profitable in the past and, while it has recently been adversely affected by the economic downturn, we believe it should continue to be a profitable and growing business in the future. We plan to aggressively pursue acquisition opportunities as well as focus on growing our existing motion control business. We believe this strategy provides an excellent opportunity to maximize our profits in both the short and long-term."

Headquartered in Denver, Colorado, Hathaway designs, manufactures and sells motion control products into applications that serve many industry sectors. With subsidiaries in the United States and United Kingdom, Hathaway is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

                               (Continued on back)

The statements in this press release that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company's motion control, process and power utilities markets, introduction of new technologies, products and competitors, the ability to protect the Company's intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, the continued success of the Company's customers to allow the Company to realize revenues from its order backlog and to support the Company's expected delivery schedules, the ability of the Company to meet the technical specifications of its Motion Control customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company's products and services, changes in government regulations and the ability to attract and retain qualified personnel. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.


                                 ***************